Exhibit 99.1

Contact:	Roger Hopkins, Chief Accounting Officer
Phone:        615-890-9100

NHI Obtains $78 Million in Fannie Mae Financing

MURFREESBORO, Tenn.--(March 26, 2015) -- National Health Investors, Inc. (NYSE:NHI) announced today it has obtained $78 million in Fannie Mae financing through KeyBank National Association. The debt financing consists of interest-only payments at 3.79% and a 10-year maturity. The mortgages are secured by 13 properties in NHI’s joint venture with Bickford Senior Living. Proceeds were used to reduce borrowings on NHI's unsecured bank credit facility.

“With KeyBank’s assistance, we were able to add this long-term financing to our capital base at a historically low fixed interest rate,” said Justin Hutchens, NHI’s CEO and President. “This refinancing fits nicely with NHI’s capital plan, which includes staggered and long-dated debt maturities.”

About National Health Investors
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.